As filed with the Securities and Exchange Commission on December 19, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Favrille, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0892797
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10445 Pacific Center Court

San Diego, CA 92121

(858) 526-8000

(Address of principal executive offices)

Favrille, Inc. Amended and Restated 2001 Equity Incentive Plan

Favrille, Inc. 2005 Non-Employee Directors’ Stock Option Plan

(Full title of the plans)

John P. Longenecker, Ph.D

President and Chief Executive Officer

Favrille, Inc.

10445 Pacific Center Court

San Diego, CA 92121

(Name and Address of Agent for Service)

(858) 526-8000

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Frederick T. Muto, Esq.

Jane K. Adams, Esq.

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock (par value $0.001 per share):	4,370,000 shares(2)	$1.77-$3.598	$8,244,308.76	$253.10

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), as may become issuable under the Registrant’s Amended and Restated 2001 Equity Incentive Plan (the “2001 EIP”) or the Registrant’s 2005 Non-Employee Directors’ Stock Option Plan (the “2005 NEDSOP”) as a result of any stock split, stock dividend, recapitalization or similar event effected without consideration that increases the number of outstanding shares of Common Stock.

(2)          Represents:

(i)    1,000,000 shares of Common Stock that were added to the shares authorized for issuance under the 2001 EIP on June 21, 2007 pursuant to an amendment and restatement of the 2001 EIP;

(ii)   900,000 shares of Common Stock that are expected to be added to the shares authorized for issuance under the 2001 EIP in 2008 pursuant to an automatic adjustment provision contained in the 2001 EIP.  The Registrant expects an aggregate of 2,200,000 shares to be added to the shares authorized for issuance under the 2001 EIP in 2008 pursuant to such automatic adjustment provision, but 1,300,000 of such shares were previously registered under Registrant’s Registration Statement on Form S-8 (File No. 333-132755) filed with the Securities and Exchange Commission on March 28, 2006;

(iii)  2,200,000 shares of Common Stock that are expected to be added to the shares authorized for issuance under the 2001 EIP in 2009 pursuant to the automatic adjustment provision contained in the 2001 EIP;

(iv)  90,000 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2005 NEDSOP on January 1, 2007 pursuant to an automatic adjustment provision contained in the 2005 NEDSOP;

(v)   90,000 shares of Common Stock that are expected to be added to the shares authorized for issuance under the 2005 NEDSOP in 2008 pursuant to the automatic adjustment provision contained in the 2005 NEDSOP; and

(vi)  90,000 shares of Common Stock that are expected to be added to the shares authorized for issuance under the 2005 NEDSOP in 2009 pursuant to the automatic adjustment provision contained in the 2005 NEDSOP.

(3)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of (a) the weighted average exercise price of $3.598 for 278,670 shares subject to outstanding grants under the Registrant’s 2001 EIP as of the date of filing of this Registration Statement and (b) $1.77, the average of the high and low sales prices of Registrant’s Common Stock on December 14, 2007, as reported on The NASDAQ Global Market, for the 4,091,330 additional shares being registered pursuant to this Registration Statement.

 (4) Calculated by multiplying the proposed maximum aggregate offering price by $30.70 per million dollars.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

                Favrille, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plans are currently effective. The Registrant previously registered shares of its Common Stock for issuance under the Favrille, Inc. Amended and Restated 2001 Equity Incentive Plan and the Favrille, Inc. 2005 Non-Employee Directors’ Stock Option Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on February 14, 2005 (File No. 333-122825) and March 28, 2006 (File No. 333-132755).  Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8. Exhibits

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation.(1)

4.2	Amended and Restated Bylaws.(11)

4.3	Form of Common Stock Certificate of Registrant.(1)

4.4	Amended and Restated Investor Rights Agreement dated March 26, 2004 between the Registrant and certain of its stockholders.(1)

4.5	Amendment No. 1 to Amended and Restated Investor Rights Agreement dated April 6, 2004 between the Registrant and certain of its stockholders.(1)

4.6	Securities Purchase Agreement dated March 6, 2006, by and among Registrant and the individuals and entities identified on Exhibit A thereto (the “2006 Securities Purchase Agreement”).(2)

4.7	Form of Warrant issued pursuant to the 2006 Securities Purchase Agreement.(2)

4.8	Securities Purchase Agreement dated February 12, 2007, by and among Registrant and certain investors.(3)

4.9	Warrant to purchase 250,000 shares of Common Stock dated December 19, 2006, issued to Kingsbridge Capital Limited.(4)

4.10	Registration Rights Agreement dated December 19, 2006 by and between Registrant and Kingsbridge Capital Limited.(4)

4.11	Warrant to purchase 48,834 shares of Common Stock dated December 30, 2005 issued to General Electric Capital Corporation.(5)

4.12	Warrant to purchase 48,834 shares of Common Stock dated December 30, 2005 issued to Oxford Finance Corporation.(5)

4.13	Amendment No. 1 to Registration Rights Agreement dated December 19, 2006 by and between Registrant and Kingsbridge Capital Limited.(6)

4.14	Form of Warrant issued to investors in the Registrant’s November 2007 registered direct offering.(7)

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Amended and Restated 2001 Equity Incentive Plan.

99.2	Forms of Stock Option Agreement for management, Stock Option Agreement for non-management,

and Stock Option Grant Notice under the Amended and Restated 2001 Equity Incentive Plan.(8)

99.3	2005 Non-Employee Directors’ Stock Option Plan.(9)

99.4	Forms of Stock Option Agreement, Stock Option Grant Notice (Initial Grant) and Stock Option Grant Notice (Annual Grant) under the 2005 Non-Employee Directors’ Stock Option Plan.(10)

(1)

Filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-114299), originally filed with the Commission on April 8, 2004, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated March 10, 2006 and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated February 13, 2007 and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated December 20, 2006 and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, as amended, for the quarter ended June 30, 2007 and incorporated herein by reference.

(7)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated November 5, 2007 and incorporated herein by reference.

(8)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference.

(9)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference.

(10)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference.

(11)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated October 9, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 19, 2007.

FAVRILLE, INC.

By:	/s/ John P. Longenecker
John P. Longenecker, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Longenecker, Ph.D. and Tamara A. Seymour, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John P. Longenecker	President, Chief Executive	December 19, 2007
John P. Longenecker, Ph.D.	Officer and Director (Principal
Executive Officer)

/s/ Tamara A. Seymour	Chief Financial Officer and Vice	December 19, 2007
Tamara A. Seymour	President of Finance and
Administration (Principal
Financial and Accounting
Officer)

/s/ Cam L. Garner	Director	December 19, 2007
Cam L. Garner

/s/ Michael L. Eagle	Chairman of the Board of	December 19, 2007
Michael L. Eagle	Directors

/s/ Antonio J. Grillo-Lopez	Director	December 19, 2007
Antonio J. Grillo-Lopez, M.D.

/s/ Peter Barton Hutt	Director	December 19, 2007
Peter Barton Hutt

/s/ Fred A. Middleton	Director	December 19, 2007
Fred A. Middleton

/s/ David T. Molowa	Director	December 19, 2007
David T. Molowa, Ph.D.

/s/ Wayne I. Roe	Director	December 19, 2007
Wayne I. Roe

/s/ Ivor Royston	Director	December 19, 2007
Ivor Royston, M.D.

EXHIBIT INDEX

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation.(1)

4.2	Amended and Restated Bylaws.(11)

4.3	Form of Common Stock Certificate of Registrant.(1)

4.4	Amended and Restated Investor Rights Agreement dated March 26, 2004 between the Registrant and certain of its stockholders.(1)

4.5	Amendment No. 1 to Amended and Restated Investor Rights Agreement dated April 6, 2004 between the Registrant and certain of its stockholders.(1)

4.6	Securities Purchase Agreement dated March 6, 2006, by and among Registrant and the individuals and entities identified on Exhibit A thereto (the “2006 Securities Purchase Agreement”).(2)

4.7	Form of Warrant issued pursuant to the 2006 Securities Purchase Agreement.(2)

4.8	Securities Purchase Agreement dated February 12, 2007, by and among Registrant and certain investors.(3)

4.9	Warrant to purchase 250,000 shares of Common Stock dated December 19, 2006, issued to Kingsbridge Capital Limited.(4)

4.10	Registration Rights Agreement dated December 19, 2006 by and between Registrant and Kingsbridge Capital Limited.(4)

4.11	Warrant to purchase 48,834 shares of Common Stock dated December 30, 2005 issued to General Electric Capital Corporation.(5)

4.12	Warrant to purchase 48,834 shares of Common Stock dated December 30, 2005 issued to Oxford Finance Corporation.(5)

4.13	Amendment No. 1 to Registration Rights Agreement dated December 19, 2006 by and between Registrant and Kingsbridge Capital Limited.(6)

4.14	Form of Warrant issued to investors in the Registrant’s November 2007 registered direct offering.(7)

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Amended and Restated 2001 Equity Incentive Plan.

99.2	Forms of Stock Option Agreement for management, Stock Option Agreement for non-management,

and Stock Option Grant Notice under the Amended and Restated 2001 Equity Incentive Plan.(8)

99.3	2005 Non-Employee Directors’ Stock Option Plan.(9)

99.4	Forms of Stock Option Agreement, Stock Option Grant Notice (Initial Grant) and Stock Option Grant Notice (Annual Grant) under the 2005 Non-Employee Directors’ Stock Option Plan.(10)

(1)

Filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-114299), originally filed with the Commission on April 8, 2004, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated March 10, 2006 and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated February 13, 2007 and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated December 20, 2006 and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, as amended, for the quarter ended June 30, 2007 and incorporated herein by reference.

(7)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated November 5, 2007 and incorporated herein by reference.

(8)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference.

(9)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference.

(10)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and incorporated herein by reference.

(11)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated October 9, 2007 and incorporated herein by reference.